As filed with the Securities and Exchange Commission on March 26, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PERSPECTIVE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1458152
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2401 Elliott Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Perspective Therapeutics, Inc. Third Amended and Restated 2020 Equity Incentive Plan

(Full Title of the Plan)

Johan (Thijs) Spoor

Chief Executive Officer

Perspective Therapeutics, Inc.

2401 Elliott Avenue, Suite 320

Seattle, Washington 98121

(Name and Address of Agent For Service)

(206) 676-0900

(Telephone Number, Including Area Code, of Agent For Service)

With Copies to:

Andrew L. Strong, Esq. Stephen M. Nicolai, Esq. Hogan Lovells US LLP 609 Main Street, Suite 4200 Houston, Texas 77002 (713) 632-1400	Chris Nenno, Esq. General Counsel Perspective Therapeutics, Inc. 2401 Elliott Avenue, Suite 320 Seattle, Washington 98121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this registration statement on Form S-8 is being filed by Perspective Therapeutics, Inc., a Delaware corporation (the “Registrant”), to register 3,533,573 additional shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), issuable under the Registrant’s Third Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”). These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision in the 2020 Plan, which provides that the total number of shares subject to the 2020 Plan will be increased on the first day of each fiscal year pursuant to a specified formula or a lesser number of shares as may be determined by the Registrant’s Board of Directors. Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of: (i) the registration statement on Form S-8 (File No. 333-281529) filed by the Registrant on August 14, 2024 relating to the 2020 Plan; (ii) the registration statement on Form S-8 (File No. 333-278412) filed by the Registrant on April 1, 2024 relating to the 2020 Plan; (iii) the registration statement on Form S-8 (File No. 333-273796) filed by the Registrant on August 8, 2023 relating to the 2020 Plan; (iv) the registration statement on Form S-8 (File No. 333-262413) filed by the Registrant on January 28, 2022 relating to the 2020 Plan; and (v) the registration statement on Form S-8 (File No. 333-236024) filed by the Registrant on January 23, 2020 relating to the 2020 Plan, in each case, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this registration statement as of their respective dates:

•
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 26, 2025;
•
the Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items), filed with the Commission on January 6, 2025, January 13, 2025, January 24, 2025, February 3, 2025, March 4, 2025, March 17, 2025, and March 26, 2025; and
•
the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on April 12, 2007, as updated by Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Perspective Therapeutics, Inc. as of February 14, 2023, incorporated by reference to Exhibit 3.1 of the Form 8-K filed on February 16, 2023.

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Perspective Therapeutics, Inc., effective June 14, 2024, incorporated by reference to Exhibit 3.1 of the Form 8-K filed on June 14, 2024.

4.3	Amended and Restated Bylaws of Perspective Therapeutics, Inc. as of February 14, 2023, incorporated by reference to Exhibit 3.2 of the Form 8-K filed on February 16, 2023.

4.4	Perspective Therapeutics, Inc. Third Amended and Restated 2020 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 of the Form 10-Q filed on August 13, 2024.

5.1*	Opinion of Hogan Lovells US LLP.

23.1*	Consent of Assure CPA, LLC, independent registered public accounting firm.

23.2*	Consent of WithumSmith+Brown, PC., independent registered public accounting firm.

23.3*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 26th day of March, 2025.

PERSPECTIVE THERAPEUTICS, INC.

By:	/s/ Johan (Thijs) Spoor
Name:	Johan (Thijs) Spoor
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Johan (Thijs) Spoor and Juan Graham as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Johan (Thijs) Spoor	Chief Executive Officer & Director (Principal Executive Officer)	March 26, 2025
Johan (Thijs) Spoor

/s/ Juan Graham	Chief Financial Officer	March 26, 2025
Juan Graham	(Principal Financial Officer)

/s/ Jonathan Hunt	Chief Accounting Officer (Principal Accounting Officer)	March 26, 2025
Jonathan Hunt

/s/ Lori A. Woods	Chairperson of the Board of Directors	March 26, 2025
Lori A. Woods

/s/ Heidi Henson	Director	March 26, 2025
Heidi Henson

/s/ Frank Morich, M.D., Ph.D.	Director	March 26, 2025
Frank Morich, M.D., Ph.D.

/s/ Robert F. Williamson, III	Director	March 26, 2025
Robert F. Williamson, III